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                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1998, with respect to the financial statements and supplementary information of Franklin Life Variable Annuity Fund A for the year ended December 31, 1997, and our report dated February 23, 1998, with respect to the consolidated financial statements of Franklin Life Insurance Company for the year ended December 31, 1997, included in the Statement of Additional Information of Franklin Life Variable Annuity Fund A dated April 30, 1998. This Statement of Additional Information is included in the Registration Statement (Form N-14) and related proxy statement/prospectus of Franklin Life Variable Annuity Fund A for the reorganization of Franklin Life Variable Annuity Fund A.

We also consent to the use of our report dated January 30, 1998 with respect to the financial statements and supplementary information of Franklin Life Variable Annuity Fund A contained in the Annual Report for the year ended December 31, 1997 and included in the Registration Statement and related proxy statement/prospectus.


                                        /s/ Ernst & Young LLP


Chicago, Illinois
August 7, 1998